UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2007

Federal Services Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Third Avenue, 33rd Floor
New York, New York	10022-4775
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

In a press release dated January 9, 2007, Federal Services Acquisition Corporation (“Federal Services”) announced plans to redeem one-half of the 5,250,000 shares of common stock acquired by Federal Services’ founding stockholders (Messrs. Jacks, Schulte, Bersoff and Money and FSAC Partners, LLC) for a redemption price of $0.0011 per share if Federal Services’ proposed acquisition of Advanced Technology Systems, Inc. is approved by stockholders and actually closes.  The agreement underlying this announcement became effective late on January 8, 2007 and has not yet been reduced to writing.

A copy of Federal Services’ January 9, 2007 press release is attached hereto as Exhibit 99.1.

Item 7.01               Regulation FD Disclosure

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01               Other Events

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: January 9, 2007	/s/ Joel R. Jacks
Joel R. Jacks
Chairman of the Board and
Chief Executive Officer